UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2022

VIRACTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 S Coast Hwy 101, Suite 210
Cardiff, California	92007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 400-8470

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VIRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2022, the Board of Directors (the “Board”) of Viracta Therapeutics, Inc. (the “Company”) increased the size of the Board to eleven (11) and appointed Jane Chung, RPh to the Board to fill the vacancy resulting from such increase, effective August 10, 2022. Ms. Chung will serve as a Class III director. In addition, Ms. Chung was appointed as a member of the Nominating & Governance Committee of the Board.

Jane Chung, RPh, 51, has served as the Chief Commercial Officer at Sutro Biopharma since August 2021. From May 2015 to August 2021, Ms. Chung served in several leadership roles at AstraZeneca Pharmaceuticals, including as President and General Manager of AstraZeneca Canada, Vice President of Sales and Marketing of U.S. lmmuno-Oncology, and Senior Commercial Business Director. Prior to that, from May 2013 to May 2015, Ms. Chung served as a Regional Sales Director and Director of Sales Productivity and Effectiveness for Onyx Pharmaceuticals Inc. From October 2003 to May 2013, she served in various roles for Genentech, Inc., including as Commercial Operations Manager, Division Manager and Senior Marketing Manager. Ms. Chung also serves on non-profit boards in the science, education and community development arenas. Ms. Chung received a B.S. in Pharmacy from St. John’s University and a B.A. in Psychology from Columbia University.

Ms. Chung will be compensated in accordance with the Company’s amended and restated outside director compensation policy, which has been filed as Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 13, 2021. In addition, Ms. Chung will enter into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-121646) filed with the SEC on December 23, 2004.

There is no arrangement or understanding between Ms. Chung and any other persons pursuant to which Ms. Chung was elected as a director. In addition, Ms. Chung is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Ms. Chung and any of the Company’s directors or executive officers. The Board has determined that Ms. Chung meets the applicable independence requirements of The Nasdaq Stock Market LLC.

Item 7.01. Regulation FD Disclosure.

On August 11, 2022, the Company issued a press release announcing the appointment of Ms. Chung to the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 11, 2022

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2022

/s/ Daniel Chevallard
Daniel Chevallard
Chief Operating Officer and Chief Financial Officer